Exhibit 107

Calculation of Filing Fee Tables

SF-3

(Form Type)

Citibank, N.A.

(Sponsor and Depositor)

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price(c)	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried

Newly Registered Securities

Fees to Be Paid	Asset-Backed Securities	Notes	457(s)(a)	(a)	(a)	(a)	(a)	(a)
	Asset-Backed Securities	Collateral Certificate(d)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	Asset-Backed Securities	Notes	415(a)(6)(b)	$50,377,718,446.60	100%	$50,377,718,446.60			SF-3	333-261769, 333-261769-01 and 333-261769-02	February 3, 2022	$4,670,014.50

	Total Offering Amounts(a)(b)					$50,377,718,446.60

	Total Fees Previously Paid

	Total Fee Offsets

	Net Fee Due

(a)

An unspecified additional amount of securities is being registered as may from time to time be offered at unspecified prices. The registrant is deferring payment of all of the registration fees for such additional securities in accordance with Rule 456(c) and 457(s) of the Securities Act of 1933, as amended (the “Securities Act”), until after the registrant offers and sells all carry forward securities.

(b)

Pursuant to Rule 415(a)(6) under the Securities Act, the registrant is including the above carry forward securities in this registration statement. The registrant previously filed a registration statement on Form SF-3 (File Nos. 333-261769, 333-261769-01 and 333-261769-02) (as amended, the “Prior Registration Statement”) with the Securities and Exchange Commission (the “Commission”), which became effective on February 3, 2022. Pursuant to the Prior Registration Statement, there are $50,377,718,446.60 of unsold securities thereunder as of the date of this registration statement (the “Unsold Securities”). A filing fee of $4,670,014.50 was previously paid in connection with Unsold Securities being carried forward.

(c)	Estimated solely for the purpose of calculating the registration fee.
(d)

This registration statement and the form of prospectus included herein also relate to a Collateral Certificate — the Series 2000 certificate, which is pledged as security for the Notes, and which, pursuant to Securities and Exchange Commission regulations, is deemed to constitute part of any distribution of the Notes. No additional consideration will be paid by the purchasers of the Notes for the Collateral Certificate and, pursuant to Rule 457(t) under the Securities Act, no separate registration fee for the Collateral Certificate is required to be paid.